Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent
Auditors and Legal Counsel" and to the use of our report dated May 16, 2003 included in the Statement of Additional Information of this Registration
Statement (Form N-2 No. 333-71722 and 811-10541) and related Prospectus of
Oppenheimer Tremont Opportunity Fund, LLC.

/s/Ernst & Young LLP
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ERNST & YOUNG LLP

New York, New York
August 20, 2003